UCN, Inc. Reports Second Quarter Results

Results Include Record Revenues and Return to Positive EBITDA

Salt Lake City, Utah –August 11, 2005 – UCN, Inc. (OTC Bulletin Board: UCNN), a provider of on-demand contact handling software and business telecommunication services delivered over the UCN national VoIP network, reported financial results for the quarter ended June 30, 2005. Revenue for the quarter was $21.5 million, a 29 percent increase over revenue of $16.7 million for the quarter ended June 30, 2004, and a 35 percent increase over revenue of $16.0 million for the quarter ended March 31, 2005. For the six months ended June 30, 2005, revenue was $37.5 million, a 12 percent increase over revenue of $33.5 million for the same period last year. The primary reason for the change was internal growth and the additional revenue derived via the acquisition of customers and net operating assets of TransTel Communications, Inc.

Net loss before preferred stock dividend was $1.8 million for the quarter ended June 30, 2005 compared to net income of $181,521 for the quarter ended June 30, 2004. Net loss applicable to common stockholders was $1.8 million for Q2 2005 compared to income of $25,170 for Q2 2004. For the six months ended June 30, 2005, the net loss before preferred stock dividend was $3.8 million, compared to net income of $393,335 during the six months ended June 30, 2004. Net loss applicable to common shareholders was $3.8 million for the first half of 2005, compared to net income of $34,671 for the same period last year.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $111,000 for Q2 ended June 30, 2005, as compared to $(311,000) for Q1 ended March 31, 2005, and as compared to $(601,000) for Q4 ended December 31, 2004.

Second Quarter Highlights include:

•	Acquired TransTel: On May 2nd, announced a definitive agreement to purchase certain assets of TransTel Communications for $2.15 million.
•	Signed 300 new business accounts, a 31% increase over the previous quarter.
•	Added 30 new inContact™ accounts during Q2, a 100% increase over the previous quarter.
•	Generated $1 million in total inContact revenue during the quarter.
•	Launched the Intelligent-T in May, and ended the quarter with 23 Intelligent T1s™ turned up. Currently we have 122 in provisioning.
•

Selected by Ingram Micro for participation in their ISV (Independent Software Vendor) program, enabling inContact and the Intelligent-T to be promoted to and distributed by Ingram resellers associated with the network solutions group.

Paul Jarman, UCN CEO stated: “We made great progress this quarter. We have regained positive EBITDA and are showing positive traction in many key metrics of the business. We grew revenues by 35 percent, quarter over quarter. We improved our pre-TransTel acquisition margins, and we realized tremendous momentum from our partner channel with the doubling of our inContact account acquisition rate from first to second quarter.”

“Our most recent announcement was the selection of UCN products by Ingram Micro into their independent software vendor program. To be accepted into this program is a significant win for UCN, giving us immediate validation and access to a community of selected VARs and system integrators focused on providing network solutions. This program is designed to bring specialized software developers together with the Ingram reseller channel. This particular type of reseller is accustomed to solution selling and they tend to focus on smaller- to medium-sized businesses. This is exactly the right match for inContact.”

Conference Call

The company will hold a conference call to discuss First Quarter results and provide a company update. The details for the call are as follows:

Date: August 11, 2005

Time: 1:30 PM Pacific (4:30 Eastern)

Dial-In Number: 1-800-253-6872

International: 1-973-409-9260

Call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call please call the Liolios Group at (949) 574-3860.

A replay of the conference call will be available until 08/18/05 at:

Toll-Free Replay number: 1-877-519-4471 / PIN 6344472

International Replay number: 1-973-341-3080 / PIN 6344472

An internet audio recording will be available on the www.ucn.net/Investors page for 12 months.

About UCN, Inc.

UCN is a provider of on-demand contact handling application services and business long distance service delivered over its national VoIP network. The inContact™ application suite includes an integrated package of advanced contact handling, reporting and administration applications, and inControl™, a unique, rapid application development tool. For more information about UCN visit www.ucn.net .

Safe Harbor Statement: The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking information made on the Company’s behalf. All statements, other than statements of historical fact which address the Company’s expectations of sources of capital or which express the Company’s expectation for the future with respect to financial performance or operating strategies, can be identified as forward-looking statements. Such statements made by the company are based on knowledge of the environment in which it operates, but because of the factors previously listed, as well as other factors beyond the control of the Company, actual results may differ materially from the expectations expressed in the forward-looking statements.

General Contact: Jan Johnson UCN, VP of Marketing 801-320-3263 jan.johnson@ucn.net	Investor Contact: Liolios Group Inc. Scott Liolios or Ron Both 949-574-3860 mailto:scott@liolios.com"scott@liolios.com

UCN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	06-30-05	12-31-04
ASSETS
Current assets:
Cash and cash equivalents	$ 2,770	$ 4,010
Restricted cash	1,566	892
Accounts and other receivables, net	11,056	8,544
Other current assets	527	446
Total current assets	15,919	13,892

Property and equipment, net	4,013	3,027
Intangible assets, net	13,492	5,981
Other assets	460	505

Total assets	$33,884	$23,405

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$ 2,166	$ 2,796
Current portion of long-term debt	2,238	746
Trade accounts payable	10,827	6,683
Accrued liabilities	4,128	2,245
Total current liabilities	19,359	12,470

Long-term debt and capital leases	5,448	272
Other long-term liabilities	436	-
Total liabilities	25,243	12,742

Stockholders' equity	8,641	10,663

Total liabilities and stockholders' equity	$33,884	$23,405

UCN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share data)

	Three Months Ended
	06-30-05	06-30-04

Revenues from telecommunications services	$21,488	$16,728

Operating expenses:
Costs of revenues	14,130	8,976
General and administrative	4,666	3,763
Selling and promotion	4,287	3,624
Total operating expenses	23,083	16,363

Income (loss) from operations	(1,595)	365

Other income (expense):
Interest income	24	7
Interest expense	(226)	(191)
Total other expense, net	(202)	(184)

Net income (loss)	(1,797)	181

Preferred dividends	-	(156)

Net income (loss) applicable to
common stockholders	$(1,797)	$ 25

Net income (loss) per common share:
Basic	($0.09)	$0.00
Diluted (dilutive periods only)	-	$0.00

UCN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share data)

	Six Months Ended
	06-30-05	06-30-04

Revenues from telecommunications services	$37,462	$33,472

Operating expenses:
Costs of revenues	24,501	18,152
General and administrative	8,249	7,780
Selling and promotion	8,122	6,728
Total operating expenses	40,872	32,660

Income (loss) from operations	(3,410)	812

Other income (expense):
Interest income	44	21
Interest expense	(410)	(549)
Gain on early extinguishment of debt	-	109
Total other expense, net	(366)	(419)

Net income (loss)	(3,776)	393

Preferred dividends	(38)	(358)

Net income (loss) applicable to
common stockholders	$(3,814)	$ 35

Net income (loss) per common share:
Basic	($0.19)	$0.00
Diluted (dilutive periods only)	-	$0.00

Reconciliation of Non-GAAP Measure

"EBITDA," which is calculated as Earnings Before deductions for Interest, Taxes, Depreciation and Amortization, is not a measure of financial performance under generally accepted accounting principles (GAAP). EBITDA is provided for the use of the reader in understanding UCN's operating results and is not prepared in accordance with, nor does it serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, we believe that this information is helpful for investors to more easily understand our operating financial performance. We also feel this measure may better enable an investor to form views of our potential financial performance in the future. This measure has limitations as an analytical tool, and investors should not consider EBITDA in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of EBITDA to Net income (loss) applicable to common stockholders as it is presented on the Condensed Consolidated
Statements of Operations for UCN, Inc. (unaudited)
(in thousands)

	Three Months Ended
	06-30-05	06-30-04

EBITDA	$ 111	$1,410
Depreciation and amortization	(1,706)	(1,045)
Interest income and expense, net	(202)	(184)
Net income (loss)	(1,797)	181
Preferred stock dividend	0	(156)
Net income (loss) applicable to
common stockholders	$(1,797)	$ 25

	Six Months Ended
	06-30-05	06-30-04

EBITDA	$ (199)	$2,936
Depreciation and amortization	(3,211)	(2,015)
Interest income and expense, net	(366)	(528)
Net income (loss)	(3,776)	393
Preferred stock dividend	(38)	(358)
Net income (loss) applicable to
common stockholders	$(3,814)	$ 35